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                                                                    EXHIBIT 23.4

                                                              500 North Broadway
                                                       St. Louis, Missouri 63102
                                                                    314-342-2000

Stifel, Nicolaus
- -----------------------
& Company, Incorporated


  We do hereby consent to the use of our name and to the description of our opinion letter, dated April 16, 1996, under the caption "The Merger-Opinion of Financial Advisor" in, and to the inclusion of such opinion letter as Appendix II to, the Proxy Statement/Prospectus of Roosevelt Financial Group, Inc. and Community Charter Corporation which Proxy Statement/Prospectus is Part of this Registration Statement on Form S-4 of Roosevelt Financial Group, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                        STIFEL, NICOLAUS & COMPANY, INCORPORATED


                        By: /s/ Patrick R. Koster
                           ------------------------
                           Patrick R. Koster
                           Vice President

St. Louis, Missouri

June 17, 1996